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                                                                     EXHIBIT 5.1

                        [Letterhead of Alston & Bird LLP]

                                 March 25, 2002

Advantica Restaurant Group, Inc.
Denny's Holdings, Inc.
230 East Main Street
Spartanburg, South Carolina 29319

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Advantica Restaurant Group, Inc., a Delaware corporation ("ADVANTICA") and Denny's Holdings, Inc., a New York corporation ("DENNY'S HOLDINGS," and together with Advantica, the "COMPANIES"), in connection with the filing of the above-referenced Registration Statement (the "REGISTRATION STATEMENT") relating to the Companies' earlier registration statement on Form S-4 (File No. 333-72658), with the Securities and Exchange Commission (the "COMMISSION") to register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Rule 462(b) of the Securities Act, $7,950,000 principal amount of 12 3/4% Senior Notes due 2007 of the Companies (the "NOTES") to be issued under an Indenture (the "INDENTURE") by and among the Companies and U.S. Bank National Association, as Trustee (the "TRUSTEE"). Following the effectiveness of the Registration Statement, the Companies intend to exchange Advantica's 11 1/4% Senior Notes due 2008 (the "OLD NOTES") for the Notes (the "EXCHANGE OFFER"), subject to the terms and conditions set forth in the prospectus, constituting part of the registration statement on Form S-4 (File No. 333-72658) which was declared effective by the Commission on December 31, 2001, as supplemented by a prospectus supplement dated March 15, 2002 and as shall be further supplemented by a prospectus supplement in connection with the filing of the Registration Statement (collectively, the "PROSPECTUS"). The Companies' earlier registration statement on Form S-4 (File No. 333-72658) is incorporated by reference into, and shall be deemed a part of, the Registration Statement. This opinion letter is rendered pursuant to Item 21 of Form S-4 and
Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Restated Certificate of Incorporation of Advantica, the Bylaws of Advantica, as amended, the Certificate of Incorporation of Denny's Holdings and the Amended and Restated By-Laws of Denny's Holdings, as amended, records of proceedings of the Boards of Directors of the Companies deemed by us to be relevant to this opinion letter, the proposed form of Note, the proposed form of Indenture relating to the Notes, the Registration Statement and the Companies' earlier registration statement on Form S-4 (File No. 333-72658), as amended, and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Companies and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. We do not express any opinion herein concerning any other laws.

         The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, when (i) the Companies shall have duly complied with the registration and prospectus delivery requirements of the Securities Act, with the Securities Exchange Act of 1934, as amended, and with such state securities laws as may be applicable, (ii) the Indenture shall have been duly completed, executed, attested and delivered by the Companies and the Trustee, (iii) the Notes shall have been exchanged for the Old Notes in accordance with the terms and conditions of the Exchange Offer as stated in the Prospectus and the transmittal documents that are referenced therein, and (iv) the Notes shall have been duly completed, executed and attested by the Companies and authenticated by the Trustee under the Indenture, assuming due authorization of the Indenture by the Trustee and the due qualification thereof under the Trust Indenture Act of 1939, as amended, the Notes will be validly issued and will constitute legally binding obligations of the Companies entitled to the benefits of the Indenture, except (a) as may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and by general principles of equity, including notions of reasonableness, good faith and fair dealing, and (b) as the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

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         We consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         ALSTON & BIRD LLP



                                         By:       /s/ CHARLES B. SIMMONS
                                             -----------------------------------
                                             Charles B. Simmons
                                             A Partner










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